                            PRESS RELEASE

FOR IMMEDIATE RELEASE

Optimal Payments Forms Partnership

with Javien Digital Payment Solutions

Montreal, Quebec and McLean, Virginia – January 30, 2007 – Optimal Payments Inc., a wholly-owned subsidiary of Optimal Group Inc. (NASDAQ: OPMR) today announced a strategic relationship with Javien Digital Payment Solutions, Inc., a leading commerce provider to the digital content industry.

Optimal Payments’ payment gateway has been integrated into Javien’s content commerce platform which provides digital content merchants with a seamless and comprehensive solution for selling their content online. The combination of Javien’s hosted ASP e-commerce solution, specialized order management and fulfillment technology with Optimal Payments multi-currency payment gateway provides merchants with all of the tools necessary to succeed in selling digital content online.

“We are truly excited about combining our payment processing services with Javien’s digital content commerce solution,” said Doug Lewin, President of Optimal Payments. “Together, Optimal Payments and Javien are able to provide the digital content industry with a complete high-performance solution. Javien’s product and reputation as a leader in this industry enhances our global micro-payments offering.”

“The digital content market is one of the fastest growing segments in online and mobile sales requiring a total commerce solution,” said Leslie Poole, Chief Executive Officer of Javien. “Optimal Payments brings their international banking relationships and expertise in risk management and card-not-present payment processing to our platform which enables us to offer our clients a solution that aims to exceed their expectations.”

About Optimal Payments Inc.

Optimal Payments, with operations throughout North America and in the United Kingdom, processes credit card payments for Internet businesses, mail-order/telephone-order and retail point-of-sale merchants, and processes electronic checks and direct debits online and by phone. For more information about Optimal Payments, please visit the Company's website at www.optimalpayments.com.

Doug Lewin

President

Optimal Payments Inc.

(514) 380-2701

doug@optimalpayments.com

Optimal Payments Forms Partnership

with Javien Digital Payment Solutions Page 2

About Javien Digital Payment Solutions, Inc.

Javien Digital Payment Solutions (www.javien.com), headquartered in McLean, Virginia, delivers the next-generation e-commerce management platform to content providers for driving online sales.  Offered primarily as an ASP-hosted service, Javien’s technology helps digital content providers successfully deploy and manage subscriptions, pay-per-view and downloads. Companies can offer customers a variety of payment options. And its patent-pending micro payment aggregation engine helps minimize transaction fees for small transactions.  Javien is a leading provider of digital content sales technology with such notable customers including MTV Networks, Trans World Entertainment, Ruckus Network, MusicNet, iMesh, Bearshare, SNOCAP, Forbes.com and Thomson. Javien is backed by K&K Capital Group, which ranks among the most significant financial groups in the Czech Republic. K&K Capital Group manages assets of $2 billion and employs more than 7,000 people. K&K Capital Group’s portfolio includes more than 20 companies around the world.

Contact:

Linda Hagopian

Vice President, Marketing & Communications

Javien Digital Payment Solutions, Inc.

1616 Anderson Road, Suite 206

McLean, VA 22120

(703) 286-0778

linda@javien.com

Optimal Payments’ Cautionary Statements Regarding Forward-Looking Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expects”, “intends”, “anticipates”, “plans”, “believes”, “seeks”, “estimates”, or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, but are not limited to, statements about our current expectations with respect to our future growth strategies, opportunities and prospects, competitive position and industry environment. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, or those of the markets we serve, to differ materially from those expressed in, or implied by, these forward-looking statements, including:

•	existing and future governmental regulations;
•	general economic and business conditions in the markets we serve;
•	consumer confidence in the security of financial information transmitted via the Internet;
•	levels of consumer fraud, disputes between consumers and merchants and merchant insolvency;
•	our ability to safeguard against breaches of privacy and security when processing electronic transactions;
•	the imposition of and our compliance with rules and practice procedures implemented by credit card and check clearing associations;
•	our ability to adapt to changes in technology, including technology relating to electronic payments systems;
•	our ability to protect our intellectual property;
•	our relationships with our suppliers and the banking associations that we rely upon to process our electronic transactions;
•	disruptions in the function of our electronic payments systems and technological defects; and
•

the factors described under Item 1A “Risk Factors” in the Optimal Group Inc. Annual Report on Form 10-K for the year ended December 31, 2005, and its Quarterly Report on Form 10-Q for the three months ended September 30, 2006.

There may be additional risks and uncertainties and other factors that we do not currently view as material or that are not necessarily known. The forward looking statements made in this document are only made as of the date of this document.

Except as required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in circumstances or any other reason after the date of this quarterly report.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We are relying on the “safe harbor” provisions of the Private Securities Litigation Reform Act in connection with the forward-looking statements included in this quarterly report.